Exhibit 99.1

  Alaska Communications Systems Reports Third Quarter 2007 Results,
           Announces Long Haul Fiber Build to the Lower 48

     - Revenue Increased 10.5% to $99.8 Million Compared to Third
                            Quarter 2006 -

           - Wireless Revenue Rose 18.2% to $37.2 Million -

   - Cash Provided by Operating Activities Increased 16.4% to $31.1
                               Million -

    - EBITDA of $36.1 Million Grew 11.2% over Third Quarter 2006 -

                  - Increases 2007 Annual Guidance -


    ANCHORAGE, Alaska--(BUSINESS WIRE)--Oct. 25, 2007--Alaska
Communications Systems Group, Inc. ("ACS") (NASDAQ:ALSK) today reported financial results for its third quarter and nine months ended September 30, 2007. In addition, the company today separately announced that it had entered into an agreement to construct a long haul fiber facility from Alaska to the Lower 48.

    "As we announce strong third quarter results--double digit top and bottom line growth--and increase guidance for the year, we also mark today as the three year anniversary of initiating the ALSK dividend and the commitment to a major investment into a new line of business at ACS designed to continue the track record of significant shareholder value creation," said Liane Pelletier, ACS president, chief executive officer and chair.

    "Over the last three years, ACS has grown revenue by $70 million, or 23 percent, and EBITDA by $25 million, or 25 percent, largely due to a strategic investment to bring third generation CDMA wireless service to the Alaskan market when penetration was estimated at a low 49 percent. With statewide penetration now at approximately 67 percent, ACS clearly succeeded in capturing growth with targeted investment and quality execution. In the third quarter 2007, wireless comprised 37 percent of total company sales and 49 percent of company EBITDA."

    "The next growth engine for ACS will be in the enterprise market, including carrier and government, where needs for end-to-end data and voice solutions span Alaska and the Lower 48. Building a submarine fiber with superior performance characteristics, diverse routing and the most modern and cost effective technology positions ACS to compete profitably in a $200 million and growing market. ACS has been participating in this market for some time; in fact, much of the wireline growth in the third quarter and year-to-date comes from new sales to Lower 48 carriers and large commercial accounts," added Pelletier.

    Financial Highlights: Third Quarter 2007 Compared to Third Quarter
2006

    -- Revenues were $99.8 million, a 10.5 percent increase over third quarter 2006 revenues of $90.4 million.

    -- Operating income increased 15.8 percent to $18.6 million compared to third quarter 2006 operating income of $16.0 million.

    -- The company posted net income of $10.7 million, or $0.24 per diluted share, compared to $0.20 per diluted share during the third quarter of 2006.

    -- Net cash provided by operating activities increased to $31.1 million, or 16.4 percent, compared to $26.7 million of net cash in the same period a year ago.

    -- EBITDA was $36.1 million, an increase of 11.2 percent, compared to $32.5 million for the year-ago period. Third quarter 2007 performance includes $1.0 million in non-recurring expense benefits.

    David Wilson, ACS senior vice president and chief financial officer, said, "The business continued to perform ahead of expectations in the third quarter with double digit percentage gains in revenue, EBITDA and cash from operations over the prior year quarter. We remain focused on ARPU growth in our traditional subscriber-based business with wireless and retail local line ARPU growing 5.5 percent and 1.9 percent, respectively, over the prior year. Complementing the success in our traditional subscriber-based business is our focus on the strategically important enterprise market, where revenues grew by 70 percent to $6.5 million. Given year-to-date performance, we are increasing annual guidance today for revenue, EBITDA and capital expenditures."

    "Our focus on capturing profitable growth in strategic telecom segments, while stringently managing our cost base through our process improvement initiatives, continues to drive cash flow expansion with cash from operations reaching $31.1 million for the quarter, up 16.4 percent over the prior year. Major investments and uses of cash in the quarter included capital expenditures of $15.9 million, comprising $9.7 million in maintenance capital and $6.2 million in growth capital expenditures, $4.2 million in debt redemptions, and $9.2 million in dividend payments," added Wilson.

    "We are comfortably positioned to fund our long haul fiber investment, having closed the quarter with $41.8 million in unrestricted cash, full access to our $45 million revolver, a net debt to EBITDA leverage ratio of only 3.0 times, and a dividend payout ratio of less than 60 percent," concluded Wilson.

    Metric Highlights: Third Quarter 2007 Compared to Second Quarter
2007

    -- Increased wireless subscribers by 1.3 percent, or 1,900, bringing the total to approximately 143,800.

    -- Average wireless monthly churn of 1.7 percent was up from 1.4 percent in the prior quarter. Approximately 99 percent of retail wireless subscribers are now on the CDMA network, with conversion of retail TDMA and analog users largely complete.

    -- Increased wireless ARPU, now $64.11, up from $61.62 in Q2, inclusive of CETC revenue of $10.89 and $9.92, respectively, and with data ARPU now exceeding $3.00.

    -- DSL lines increased by 570 to approximately 46,200 with retail line penetration growing to 24.5 percent.

    -- Retail local access lines declined by 1.7 percent to 188,500. The rate of retail line loss compares favorably to publicly reported CLEC line losses within the ACS LEC footprint of 1.9 percent.

    -- Recorded approximately 231,600 total local access lines. Total local access lines decreased by approximately 6,900 or 2.9 percent.

    Nine Months Financial Review

    For the nine months ended September 30, 2007, total revenues were $283.6 million, which represented a 9.9 percent increase over revenues of $258.1 million for the same period last year. Net income for the nine months ended September 30, 2007, was $25.3 million, or $0.57 per diluted share, compared to net income of $13.9 million, or $0.32 per diluted share, in the same period in 2006. Net cash provided by operating activities for the first nine months of 2007 was $77.7 million, compared to $64.6 million in the same period in 2006. EBITDA for the nine months ended September 30, 2007, was $101.0 million, an increase of 11.1 percent from $90.9 million in the same period last year.

    2007 Business Outlook

    For the full-year 2007, ACS is increasing its revenue, EBITDA and capital expenditure guidance. Revenues are now expected to be in the range of $370 million to $375 million versus prior guidance of $360 million to $370 million, EBITDA to be in the range of $128 million to $130 million versus prior guidance of $120 million to $124 million, and capital expenditures are expected to be approximately $67 million versus prior guidance of approximately $46 million. ACS is increasing its maintenance capital expenditure guidance to a range of $37 million to $39 million versus prior guidance of $37 million and its growth capex guidance to $29 million versus $9 million with the increase in growth capex guidance solely attributable to its long haul fiber investment. ACS is reaffirming its cash interest expense guidance which is expected to be approximately $27 million.

    Long Haul Fiber Investment

    ACS and Tyco Telecommunications announced today the signing of a contract to construct an undersea fiber optic cable system between Anchorage, Alaska and Florence, Oregon. ACS expects the total cost of the system to be approximately $95 million, including the undersea portions of the project to be managed and constructed by Tyco Telecommunications and the complementary terrestrial system work, to be managed by ACS. Of the total cost of the system, $3 million was settled during the third quarter 2007, leaving a residual $92 million to be funded over the next 15 months through a combination of cash on hand, cash expected to be generated during the build period and incremental debt of no more than $40 million. ACS expects the fiber system to be operational early in first quarter 2009 with annual cash costs, inclusive of financing costs, of approximately $10 million.

    Conference Call

    The company will host a conference call and live webcast today at 5:00 p.m. ET. Parties in the United States and Canada can call 800-219-6110 to access the conference call. Parties outside the United States and Canada can access the call at 303-205-0033. The live webcast of the conference call will be accessible from the "Events Calendar" section of the company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available 2 hours after the call and will run until Monday, October 29, 2007, at midnight ET. To hear the replay, parties in the United States and Canada can call 800-405-2236 and enter pass code 11098890. Parties outside the United States and Canada can call 303-590-3000 and enter pass code 11098890.

    About Alaska Communications Systems

    ACS is the leading integrated communications provider in Alaska, offering local telephone service, wireless, long distance, data, and Internet services to business and residential customers throughout Alaska. More information can be found on the company's website at www.acsalaska.com or at its investor site at www.alsk.com.

    Forward-Looking EBITDA Guidance

    This press release includes information related to management's estimate of EBITDA for the year ending December 31, 2007. EBITDA, as defined by the company, may not be similar to EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles (GAAP). Management believes that EBITDA provides useful information to investors about the company's performance because it eliminates the effects of period-to-period changes in costs associated with capital investments, interest and stock-based compensation expense that are not directly attributable to the underlying performance of the company's business operations. Management believes the most directly comparable GAAP measure would be "Net cash provided by operating activities." Due to the difficulty in forecasting and quantifying the amounts that would be required to be included in this comparable GAAP measure, the company is not providing an estimate of year-end net cash provided by operating activities at this time.

    Forward-Looking Statements

    This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors are, without limitation, the company's ability to complete, manage, integrate, market, maintain, and attract sufficient customers to the products and services it may derive from the construction of the long-haul fiber facility; fluctuations in wireless revenue, including roaming revenue; changes in company's relationships with its roaming partners; increased competition, including from national wireless and local wireline facilities-based competitors; changes in revenue from Universal Service Funds; changes in capital expenditures, or other factors affecting the company's ability to generate sufficient earnings and cash flows to continue to make dividend payments to its stockholders; regulatory limitations on the company's ability to change its pricing or bundle its communications services or other public policy changes; the continued availability of financing necessary to support future business; changes in accounting policies or practices; changes in the demand for the company's products and services; rapid technological developments in the telecommunications industry; changes in interest rates or other general national, regional or local economic conditions, including changes in tourism in Alaska. For further information regarding risks and uncertainties associated with ACS' business, please refer to the company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K for the year ended December 31, 2006, and on Forms 10-Q filed subsequently. Copies of the company's SEC filings may be obtained by contacting its investor relations department at 907-564-7556 or by visiting its investor relations website at www.alsk.com.


                                                            Schedule 1

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
         (Unaudited, in Thousands, Except per Share Amounts)

                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                ------------------ -------------------
                                  2007      2006     2007      2006
                                --------- -------- --------- ---------
Operating revenues:
 Wireline                       $ 62,672  $58,935  $181,409  $175,194
 Wireless                         37,159   31,441   102,227    82,895
                                --------- -------- --------- ---------
  Total operating revenues        99,831   90,376   283,636   258,089

Operating expenses:
 Wireline (exclusive of
  depreciation and
  amortization)                   45,801   43,147   134,166   126,789
 Wireless (exclusive of
  depreciation and
  amortization)                   19,695   16,667    53,394    45,412
 Depreciation and amortization    15,672   14,538    48,368    47,669
 Loss on disposal of assets,
  net                                113        -       137     1,105
                                --------- -------- --------- ---------
  Total operating expenses        81,281   74,352   236,065   220,975
                                --------- -------- --------- ---------

Operating income                  18,550   16,024    47,571    37,114

Other income and expense:
 Interest expense                 (7,739)  (7,722)  (23,064)  (23,339)
 Loss on extinguishment of debt     (355)       -      (355)   (9,650)
 Interest income                     485      492     1,520     1,286
 Other                               (72)     (74)      (64)    8,443
                                --------- -------- --------- ---------
  Total other income and
   expense                        (7,681)  (7,304)  (21,963)  (23,260)
                                --------- -------- --------- ---------

Income before income tax
 expense                          10,869    8,720    25,608    13,854

 Income tax expense                 (170)       -      (275)        -
                                --------- -------- --------- ---------

Net income                      $ 10,699  $ 8,720  $ 25,333  $ 13,854
                                ========= ======== ========= =========

Net income per share:
 Basic                          $   0.25  $  0.21  $   0.59  $   0.33
                                ========= ======== ========= =========
 Diluted                        $   0.24  $  0.20  $   0.57  $   0.32
                                ========= ======== ========= =========

Weighted average shares
 outstanding:
 Basic                            42,812   42,143    42,649    41,976
                                --------- -------- --------- ---------
 Diluted                          44,159   43,541    44,185    43,273
                                --------- -------- --------- ---------


                                                            Schedule 2

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                     CONSOLIDATED BALANCE SHEETS
               (In Thousands Except Per Share Amounts)

                                              Unaudited
                                            September 30, December 31,
                  Assets                        2007          2006
                                            ------------- ------------
Current assets:
 Cash and cash equivalents                  $     41,765  $    36,860
 Restricted cash                                   2,559        1,700
 Accounts receivable-trade, net of
  allowance of $8,465 and $7,434                  39,750       39,801
 Materials and supplies                            9,835        7,977
 Prepayments and other current assets              4,270        3,514
                                            ------------- ------------
  Total current assets                            98,179       89,852

Property, plant and equipment                  1,196,228    1,164,450
Less: accumulated depreciation and
 amortization                                    807,920      767,907
                                            ------------- ------------
 Property, plant and equipment, net              388,308      396,543

Goodwill                                          38,403       38,403
Intangible Assets                                 21,604       21,604
Debt issuance costs                                7,934        9,437
Deferred charges and other assets                  2,705        6,482
                                            ------------- ------------
Total assets                                $    557,133  $   562,321
                                            ============= ============

   Liabilities and Stockholders' Equity
                 (Deficit)
Current liabilities:
 Current portion of long-term obligations   $        957  $     1,025
 Accounts payable-affiliate                            -        2,942
 Accounts payable, accrued and other
  current liabilities                             63,575       62,307
 Advance billings and customer deposits            9,905       10,667
                                            ------------- ------------
  Total current liabilities                       74,437       76,941

Long-term obligations, net of current
 portion                                         432,497      437,188
Other deferred credits and long-term
 liabilities                                      78,463       72,881
                                            ------------- ------------
Total liabilities                                585,397      587,010
                                            ------------- ------------

Stockholders' equity (deficit):
 Common stock, $.01 par value; 145,000
  authorized                                         428          423
 Paid in capital in excess of par value          312,234      311,975
 Accumulated deficit                            (337,169)    (338,653)
 Accumulated other comprehensive income
  (loss)                                          (3,757)       1,566
                                            ------------- ------------
  Total stockholders' equity (deficit)           (28,264)     (24,689)
                                            ------------- ------------
Commitments and contingencies
Total liabilities and stockholders' equity
 (deficit)                                  $    557,133  $   562,321
                                            ============= ============


                                                            Schedule 3

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
            CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                      (Unaudited, in Thousands)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------

Cash Flows from Operating
 Activities:
 Net income                    $ 10,699  $  8,720  $ 25,333  $ 13,854
 Adjustments to reconcile net
  income to net cash provided
  (used) by operating
  activities:
  Depreciation and
   amortization                  15,672    14,538    48,368    47,669
  Loss on disposal of assets,
   net                              113         -       137     1,105
  Gain on sale of long-term
   investment                         -         -      (152)   (6,685)
  Amortization of debt
   issuance costs and original
   issue discount                   634       483     1,586     4,696
  Stock based compensation(a)     1,839     1,990     5,172     5,275
  Other non-cash expenses           131         -       394         -
  Changes in components of
   assets and liabilities:
   Accounts receivable and
    other current assets            496    (1,203)   (2,563)   (1,747)
   Accounts payable and other
    current liabilities               5    (1,424)   (3,471)      348
   Deferred charges and other
    assets                         (370)     (513)     (208)     (469)
   Other deferred credits         1,860     4,109     3,123       575
                               --------- --------- --------- ---------

 Net cash provided by
  operating activities(a)        31,079    26,700    77,719    64,621

Cash Flows from Investing
 Activities:
  Investment in construction
   and capital expenditures     (15,938)  (18,107)  (39,502)  (38,765)
  Change in unsettled
   construction and capital
   expenditures                   1,716     4,623       908    (1,656)
  Purchase of short-term
   investments                  (19,575)  (19,675)  (55,615)  (39,600)
  Proceeds from sale of short-
   term investments              19,575    19,675    55,615    50,125
  Proceeds from liquidation of
   long-term investments              -         -       162     7,663
  Placement of funds in
   restricted account                 -         -    (2,979)        -
  Release of funds from escrow
   account                            -     1,750     2,120     2,715
                               --------- --------- --------- ---------

 Net cash used by investing
  activities                    (14,222)  (11,734)  (39,291)  (19,518)

Cash Flows from Financing
 Activities:
  Payments of long-term debt     (4,261)     (195)   (4,893)  (61,658)
  Proceeds from the issuance
   of long-term debt                  -         -         -    52,900
  Debt issuance costs                 -         -         -    (1,349)
  Payment of cash dividend on
   common stock                  (9,204)   (9,047)  (27,487)  (26,403)
  Payment of withholding taxes
   on stock-based compensation      (12)      (11)   (2,323)     (864)
  Issuance of common stock          110       406     1,180     1,636
                               --------- --------- --------- ---------

 Net cash used by financing
  activities                    (13,367)   (8,847)  (33,523)  (35,738)

Increase in cash and cash
 equivalents                      3,490     6,119     4,905     9,365

Cash and cash equivalents,
 beginning of period             38,275    32,123    36,860    28,877
                               --------- --------- --------- ---------

Cash and cash equivalents, end
 of period                     $ 41,765  $ 38,242  $ 41,765  $ 38,242
                               ========= ========= ========= =========

Supplemental Cash Flow Data:
 Interest paid                 $  7,279  $  7,302  $ 21,564  $ 24,255
 Income taxes paid                  155         -       508         -

Supplemental Noncash
 Transactions:
 Property acquired under
  capital leases               $      -  $      -  $     51  $      -
 Dividend declared, but not
  paid                                5        17     9,215     9,077

(a)Stock compensation has been adjusted by $322 and $384, for the three and nine months ended September 30, 2006, to include stock based compensation costs for non-employee directors. This adjustment also increases cash provided by operations in those same periods by the same amounts.


                                                            Schedule 4

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
              SCHEDULE OF WIRELINE REVENUES AND EXPENSES
                      (Unaudited, in Thousands)

                                  Three Months Ended Nine Months Ended
                                    September 30,      September 30,
                                  ------------------ -----------------
                                     2007     2006     2007     2006
                                  ---------- ------- -------- --------

Local network service             $   19,285 $20,371 $ 58,728 $ 60,427
Network access                        23,290  22,086   67,848   68,205
Deregulated and other                  6,054   5,405   16,873   14,991
                                  ---------- ------- -------- --------
 Local telephone                      48,629  47,862  143,449  143,623
 Internet/Data                         7,986   6,544   22,768   18,619
 Interexchange                         6,057   4,529   15,192   12,952
                                  ---------- ------- -------- --------
  Total wireline revenue          $   62,672 $58,935 $181,409 $175,194
                                  ========== ======= ======== ========


 Local telephone                  $   31,779 $32,368 $ 96,687 $ 95,996
 Internet/Data                         9,941   7,050   26,600   21,638
 Interexchange                         4,081   3,729   10,879    9,155
                                  ---------- ------- -------- --------
  Total wireline expense(a)       $   45,801 $43,147 $134,166 $126,789
                                  ========== ======= ======== ========


(a)Expenses are shown exclusive of depreciation and amortization.


                                                            Schedule 5

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                    SCHEDULE OF EBITDA CALCULATION
                      (Unaudited, in Thousands)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------

Net cash provided by operating
 activities(a)                 $ 31,079  $ 26,700  $ 77,719  $ 64,621
 Adjustments to reconcile net
  income to net cash
  (provided) used by operating
  activities:
  Depreciation and
   amortization                 (15,672)  (14,538)  (48,368)  (47,669)
  Loss on disposal of assets,
   net                             (113)        -      (137)   (1,105)
  Gain on sale of long-term
   investment                         -         -       152     6,685
  Amortization of debt
   issuance costs and original
   issue discount                  (634)     (483)   (1,586)   (4,696)
  Stock based compensation       (1,839)   (1,990)   (5,172)   (5,275)
  Other non-cash expenses          (131)        -      (394)        -
  Changes in components of
   assets and liabilities:
    Accounts receivable and
     other current assets          (496)    1,203     2,563     1,747
    Accounts payable and other
     current liabilities             (5)    1,424     3,471      (348)
    Deferred charges and other
     assets                         370       513       208       469
    Other deferred credits       (1,860)   (4,109)   (3,123)     (575)
                               --------- --------- --------- ---------
Net income                     $ 10,699  $  8,720  $ 25,333  $ 13,854
 Add (subtract):
  Interest expense                7,739     7,722    23,064    23,339
  Loss on extinguishment of
   debt                             355         -       355     9,650
  Interest income                  (485)     (492)   (1,520)   (1,286)
  Depreciation and
   amortization                  15,672    14,538    48,368    47,669
  Loss on disposal of assets,
   net                              113         -       137     1,105
  Gain on Crest asset purchase        -         -         -    (1,979)
  Gain on sale of long-term
   investments                        -         -      (152)   (6,685)
  Income tax expense                170         -       275         -
  Stock based compensation        1,839     1,990     5,172     5,275
                               --------- --------- --------- ---------
   EBITDA(a)                   $ 36,102  $ 32,478  $101,032  $ 90,942
                               ========= ========= ========= =========


(a)Stock compensation has been adjusted by $322 and $384, for the three and nine months ended September 30, 2006, to include stock based compensation costs for non-employee directors. This adjustment also increases cash provided by operations and EBITDA in those same periods by those same amounts.

Note:In an effort to provide investors with additional information regarding the Company's results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors. The Company has disclosed its net income before interest, provisions for taxes, depreciation expense, gain or loss on asset purchases or disposals, amortization of intangibles and stock based compensation expense (EBITDA) because the Company believes it is an important indicator as it provides information about our ability to service debt, pay dividends and fund capital expenditures. EBITDA is not a GAAP measure and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP.


                                                            Schedule 6

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                ALLOCATION OF STOCK BASED COMPENSATION
                      (Unaudited, in Thousands)


                                            Three Months Ended
                                            September 30, 2007
                                    ----------------------------------
                                        As
                                      reported
                                        on
                                      Schedule Stock Based
                                         1      Compensation  Adjusted
                                    ---------- ------------- ---------

Operating expenses:
 Wireline (exclusive of
  depreciation and amortization) $ 45,801 $ (1,632) $ 44,169 Wireless (exclusive of
  depreciation and amortization)        19,695         (207)    19,488
 Depreciation and amortization          15,672            -     15,672
 Loss on disposal of assets, net           113            -        113
                                    ---------- ------------- ---------
  Total operating expenses          $   81,281 $     (1,839) $  79,442
                                    ========== ============= =========


                                            Nine Months Ended
                                            September 30, 2007
                                    ----------------------------------
                                        As
                                      reported
                                        on
                                      Schedule Stock Based
                                         1      Compensation  Adjusted
                                    ---------- ------------- ---------

Operating expenses:
 Wireline (exclusive of
  depreciation and amortization) $ 134,166 $ (4,632) $ 129,534 Wireless (exclusive of
  depreciation and amortization)        53,394         (540)    52,854
 Depreciation and amortization          48,368            -     48,368
 Loss on disposal of assets, net           137            -        137
                                    ---------- ------------- ---------
  Total operating expenses          $  236,065 $     (5,172) $ 230,893
                                    ========== ============= =========



                                            Three Months Ended
                                          September 30, 2006(a)
                                    ----------------------------------
                                        As
                                      reported
                                        on
                                      Schedule Stock Based
                                         1      Compensation  Adjusted
                                   ----------- ------------- ---------

Operating expenses:
 Wireline (exclusive of
  depreciation and amortization)      $ 43,147      $(1,792)  $ 41,355
 Wireless (exclusive of
  depreciation and amortization)        16,667         (198)    16,469
 Depreciation and amortization          14,538            -     14,538
 Loss on disposal of assets, net             -            -          -
                                    ---------- ------------- ---------
  Total operating expenses            $ 74,352      $(1,990)  $ 72,362
                                    ========== ============= =========


                                            Nine Months Ended
                                          September 30, 2006(a)
                                    ----------------------------------
                                        As
                                      reported
                                        on
                                      Schedule Stock Based
                                         1      Compensation  Adjusted
                                   ----------- ------------- ---------

Operating expenses:
 Wireline (exclusive of
  depreciation and amortization)      $126,789      $(4,763)  $122,026
 Wireless (exclusive of
  depreciation and amortization)        45,412         (512)    44,900
 Depreciation and amortization          47,669            -     47,669
 Loss on disposal of assets, net         1,105            -      1,105
                                    ---------- ------------- ---------
  Total operating expenses            $220,975      $(5,275)  $215,700
                                    ========== ============= =========


(a)Stock compensation has been adjusted by $322 and $384, for the three and nine months ended September 30, 2006, to include stock based compensation costs for non-employee directors.

Note:The balances reported on Schedule 1 - Consolidated Statements of
 Operations, include the company's adoption of SFAS 123(R) - Share-Based Payment. This schedule shows the company's operating performance prior to that expense being recorded to allow analysis of the operating segments without these non-cash charges.


                                                            Schedule 7

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                INVESTMENT IN CONSTRUCTION AND CAPITAL
                      (Unaudited, in Thousands)

                                Three     Three      Nine      Nine
                                Months    Months    Months    Months
                                 Ended     Ended     Ended     Ended
                               September September September September
                                  30,       30,       30,       30,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------

Cash outlay for construction
 and capital expenditures      $  15,938 $  18,107 $  39,502 $  38,765

Non-cash capital lease                 -         -        51         -
                               --------- --------- --------- ---------

Investment in construction and
 capital                       $  15,938 $  18,107 $  39,553 $  38,765
                               ========= ========= ========= =========

  Growth                           6,228     5,913    12,144    16,629

  Maintenance and other            9,710    12,194    27,409    22,136
                               --------- --------- --------- ---------

Investment in construction and
 capital                       $  15,938 $  18,107 $  39,553 $  38,765
                               ========= ========= ========= =========


                                                            Schedule 8

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                       KEY OPERATING STATISTICS
                             (Unaudited)

                                 September 30, June 30,  September 30,
                                     2007        2007        2006
                                 ------------- --------- -------------

Local telephone:
 Retail access lines                  188,549   191,767       195,997
 Resale access lines                    9,976     9,989        12,045
 UNE lines                             33,111    36,822        51,089
                                 ------------- --------- -------------
 Total local telephone access
  lines                               231,636   238,578       259,131
                                 ============= ========= =============

 Average monthly local telephone
  revenue per line for the
  quarter                        $      68.95  $  65.35  $      61.14
 Quarterly growth rate in local
  telephone access lines                 -2.9%     -3.0%         -1.4%

Wireless:

 Retail wireless subscribers          141,501   139,384       126,089
  Average monthly churn for the
   quarter                                1.7%      1.4%          1.5%
  Average monthly revenue per
   subscriber for the quarter(b) $      64.43  $  62.18  $      62.94

 Resale wireless subscribers            2,307     2,539         3,481

 Total wireless subscribers           143,808   141,923       129,570
  Average monthly churn for the
   quarter(a)                             1.7%      1.4%          1.6%
  Average monthly revenue per
   subscriber for the quarter(b)        64.11  $  61.62  $      60.77

Long Distance:
 Long distance subscribers             64,511    64,684        61,984
 Average monthly retail revenue
  per subscriber for the quarter $      24.19  $  23.81  $      24.64

Internet:
 DSL subscribers                       46,239    45,670        41,744
 Dial-up subscribers                   10,059    10,968        13,555
                                 ------------- --------- -------------
 Total Internet subscribers            56,298    56,638        55,299
                                 ============= ========= =============

 Average monthly DSL & dial-up
  revenue per subscriber for the
  quarter                        $      29.83  $  29.53  $      29.40


(a)Prior year churn has been restated to negate the gross up of installs and disconnects that were caused by certain account changes. In prior periods, September 30, 2006 churn was reported at 1.9%.

(b)CETC added $10.89 and $9.92 to retail and total wireless ARPU in the third and second quarters of 2007, respectively. It also added $9.81 to retail and $9.82 to total ARPU, in the third quarter of 2006.


    CONTACT: ACS Corporate Communications:
             Director, Corporate Communications
             Mary Gasperlin, 907-297-3000
             mary.gasperlin@acsalaska.com
             or
             ACS Investors:
             Investor Relations
             Alaska Communications Systems, 907-564-7556 investors@acsalaska.com